Exhibit 99.1
Contact:

Tom Morabito, VP, Investor Relations	Keith Negrin, VP, Communications
470-607-5567	612-669-1459
tom.morabito@deluxe.com	keith.negrin@deluxe.com

DELUXE REPORTS FIRST QUARTER 2023 RESULTS;
AFFIRMS FULL YEAR 2023 OUTLOOK

•Reported revenue decreased 1.9% due to anticipated impact from divestitures, and comparable adjusted revenue increased 0.5%
•First quarter GAAP diluted EPS was $0.06 and adjusted diluted EPS was $0.80
•Net income was $2.8 million, down from $9.7 million in the prior year
•Adjusted EBITDA increased 0.8%, and comparable adjusted EBITDA increased 2.1%
•Affirms full-year 2023 guidance

Minneapolis – May 4, 2023 – Deluxe (NYSE: DLX), a Trusted Payments and Data company, today reported operating results for its first quarter ended March 31, 2023.

“We had a solid start to 2023 highlighted by increases in both comparable adjusted revenue and EBITDA,” said Barry McCarthy, President and CEO of Deluxe. “We are pleased to see modest growth in both of these metrics, particularly with profits growing faster than revenue, demonstrating continued improvement in operating leverage."

“We are encouraged by our overall performance in the first quarter, and we are affirming our full-year 2023 guidance,” said Chip Zint, Senior Vice President and Chief Financial Officer of Deluxe. “We also completed the go-live of our ERP system, the last of our "Six Flags" infrastructure modernization initiatives. Now, in addition to continued top line growth, we are better positioned to see increases in operational efficiencies and free cash flow as the year progresses.”

First Quarter 2023 Financial and Segment Highlights
(in millions, except per share amounts)

	1st Quarter 2023	1st Quarter 2022	% Change
Revenue	$545.4	$556.0	(1.9%)
Comparable Adjusted Revenue	$545.4	$542.7	0.5%
Net Income	$2.8	$9.7	(71.1%)
Adjusted EBITDA	$100.4	$99.6	0.8%
Comparable Adjusted EBITDA	$100.4	$98.3	2.1%
Diluted EPS	$0.06	$0.22	(72.7%)
Adjusted Diluted EPS	$0.80	$1.05	(23.8%)

•Revenue for the first quarter decreased $10.6 million from the previous year. Comparable adjusted revenue, where we have removed the impact of divesting non-core businesses, increased 0.5%.
•Net income of $2.8 million was down from $9.7 million in the first quarter of 2022, primarily due to higher interest expense and a higher income tax rate.
•Adjusted EBITDA margin was 18.4%, up 50 basis points from the prior year, driven by pricing actions and improved cost structure.
•Adjusted diluted EPS was $0.80 versus $1.05 in the prior year.

Outlook

The Company continues to expect the following for full-year 2023, inclusive of expected divestitures, and all figures are approximate:

•Revenue of $2.145 to $2.210 billion
•Adjusted EBITDA of $390 to $405 million
•Adjusted EPS of $2.90 to $3.25
•Free cash flow of $80 to $100 million

Among other things, the guidance outlined above is subject to the closure of the web hosting and logo divestiture in May 2023, prevailing macroeconomic conditions, labor supply issues, inflation, and the impact of other divestitures.

Capital Allocation and Dividend

The Board of Directors recently approved a regular quarterly dividend of $0.30 per share. The dividend will be payable on June 5, 2023 to shareholders of record as of market closing on May 22, 2023.

Earnings Call Information

Deluxe management will host a conference call today at 8:30 a.m. ET (7:30 a.m. CT) to review the financial results. Listeners can access the call by dialing 1-888-210-4748 (access code 7092711). The webcast and presentation will also be available on the investor relations website at www.investors.deluxe.com. Alternatively, an audio replay of the call will be available after 11:30 a.m. ET through midnight on May 11, 2023 by dialing 1-800-770-2030 (access code 7092711).

About Deluxe Corporation

Deluxe, a Trusted Payments and Data company, champions business so communities thrive. Our solutions help businesses pay and get paid, accelerate growth and operate more efficiently. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports millions of small businesses, thousands of vital financial institutions and hundreds of the world’s largest consumer brands, while processing approximately $3 trillion in annual payment volume. Our reach, scale and distribution channels position Deluxe to be our customers’ most trusted business partner. To learn how we can help your business, visit us at www.deluxe.com, www.facebook.com/deluxecorp, www.linkedin.com/company/deluxe, or www.twitter.com/deluxe.

Forward-Looking Statements

Statements made in this release concerning Deluxe, the company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: potential continuing negative impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of related government restrictions or similar directives on our future results of operations and our future financial condition; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, a recession, or intensified international hostilities, and the impact they may have on the company, its customers or demand for the company’s products and services; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; continuing cost increases and/or declines in the availability of materials and other services; the company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the company’s control; declining demand for the company’s checks, check-related products and services and business forms; risks that the company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the company’s revenue and gross profit; risks related to acquisitions, including integration-related risks and risks that future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the company’s cost reduction initiatives will be delayed or unsuccessful; risks related to any divestitures contemplated or undertaken by the company; performance shortfalls by one or more of the company’s major suppliers, licensors or service providers; continuing supply chain and labor supply issues; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the company’s website operations or information technology systems; and risks of unfavorable outcomes and the costs to defend litigation and other disputes. The company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the company’s current expectations are contained in the company’s Form 10-K for the year ended December 31, 2022, and other filings made with the SEC. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Quarter Ended March 31,
	2023	2022
Product revenue	$310.3	$317.3
Service revenue	235.1	238.7
Total revenue	545.4	556.0
Cost of products	(118.5)	(114.4)
Cost of services	(132.2)	(134.8)
Total cost of revenue	(250.7)	(249.2)
Gross profit	294.7	306.8
Selling, general and administrative expense	(247.7)	(259.7)
Restructuring and integration expense	(12.9)	(16.2)
Operating income	34.1	30.9
Interest expense	(30.0)	(20.3)
Other income	2.4	2.0
Income before income taxes	6.5	12.6
Income tax provision	(3.7)	(2.9)
Net income	2.8	9.7
Non-controlling interest	—	(0.1)
Net income attributable to Deluxe	$2.8	$9.6

Weighted average dilutive shares	43.7	43.2
Diluted earnings per share	$0.06	$0.22
Adjusted diluted earnings per share	0.80	1.05
Capital expenditures	25.5	20.8
Depreciation and amortization expense	43.5	41.6
EBITDA	80.0	74.4
Adjusted EBITDA	100.4	99.6

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars and shares in millions)
(Unaudited)

	March 31, 2023	December 31, 2022
Cash and cash equivalents	$24.6	$40.4
Other current assets	530.3	663.6
Property, plant & equipment	125.4	124.9
Operating lease assets	56.4	47.1
Intangibles	435.6	459.0
Goodwill	1,430.6	1,431.4
Other non-current assets	338.0	310.1
Total assets	$2,940.9	$3,076.5

Current portion of long-term debt	$78.8	$71.7
Other current liabilities	500.4	680.6
Long-term debt	1,607.9	1,572.5
Non-current operating lease liabilities	58.2	49.0
Other non-current liabilities	100.0	98.5
Shareholders' equity	595.6	604.2
Total liabilities and shareholders' equity	$2,940.9	$3,076.5

Net debt	$1,662.1	$1,603.8
Shares outstanding	43.4	43.2

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Quarter Ended March 31,
	2023	2022
Cash provided (used) by:
Operating activities:
Net income	$2.8	$9.7
Depreciation and amortization of intangibles	43.5	41.6
Prepaid product discount payments	(7.4)	(7.9)
Other	(45.6)	(9.1)
Total operating activities	(6.7)	34.3
Investing activities:
Purchases of capital assets	(25.5)	(20.8)
Other	—	0.5
Total investing activities	(25.5)	(20.3)
Financing activities:
Net change in debt	41.6	8.6
Dividends	(13.6)	(13.3)
Net change in customer funds obligations	(145.6)	(99.3)
Other	(4.7)	(6.0)
Total financing activities	(122.3)	(110.0)
Effect of exchange rate change on cash, cash equivalents, restricted cash and restricted cash equivalents	0.6	1.3
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents	(153.9)	(94.7)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of year	337.4	285.5
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$183.5	$190.8
Free cash flow	($32.2)	$13.5

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended March 31,
	2023	2022
Revenue:
Payments	$172.0	$166.2
Data Solutions	58.6	69.5
Promotional Solutions	136.1	133.2
Checks	178.7	187.1
Total	$545.4	$556.0
Comparable Adjusted Revenue:
Payments	$172.0	$166.2
Data Solutions	58.6	63.5
Promotional Solutions	136.1	125.9
Checks	178.7	187.1
Total	$545.4	$542.7
Adjusted EBITDA:
Payments	$36.5	$36.4
Data Solutions	15.3	17.3
Promotional Solutions	18.8	17.0
Checks	76.5	82.8
Corporate	(46.7)	(53.9)
Total	$100.4	$99.6
Comparable Adjusted EBITDA:
Payments	$36.5	$36.4
Data Solutions	15.3	16.2
Promotional Solutions	18.8	16.8
Checks	76.5	82.8
Corporate	(46.7)	(53.9)
Total	$100.4	$98.3
Adjusted EBITDA Margin:
Payments	21.2%	21.9%
Data Solutions	26.1%	24.9%
Promotional Solutions	13.8%	12.8%
Checks	42.8%	44.3%
Total	18.4%	17.9%
Comparable Adjusted EBITDA Margin:
Payments	21.2%	21.9%
Data Solutions	26.1%	25.5%
Promotional Solutions	13.8%	13.3%
Checks	42.8%	44.3%
Total	18.4%	18.1%

The segment revenue and adjusted EBITDA information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2022.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions)
(Unaudited)

Note that the company has not reconciled the adjusted EBITDA, adjusted EPS or free cash flow outlook for 2023 to the directly comparable GAAP financial measures because the company does not provide outlook guidance for the reconciling items between net income, adjusted net income and adjusted EBITDA, and certain of these reconciling items impact cash flows from operating activities. Because of the substantial uncertainty and variability surrounding certain of these forward-looking reconciling items, including: asset impairment charges, restructuring and integration costs, gains and losses on sales of businesses and facilities, and certain legal-related expenses, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measures is not available without unreasonable effort. The probable significance of certain of these reconciling items is high and, based on historical experience, could be material.

EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Management discloses EBITDA, adjusted EBITDA and adjusted EBITDA margin because it believes they are useful in evaluating the company's operating performance, as the calculations eliminate the effect of interest expense, income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of adjusted EBITDA and adjusted EBITDA margin, certain items, as presented below, that may not be indicative of current period operating performance. In addition, management utilizes these measures to assess the operating results and performance of the business, to perform analytical comparisons and to identify strategies to improve performance. Management also believes that an increasing EBITDA and adjusted EBITDA depict an increase in the value of the company. Management does not consider EBITDA and adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements, such as interest, income taxes, debt service payments or capital investments. Management does not consider EBITDA, adjusted EBITDA or adjusted EBITDA margin to be substitutes for operating income or net income. Instead, management believes that these amounts are useful performance measures that should be considered in addition to GAAP performance measures.

	Quarter Ended March 31,
	2023	2022
Net income	$2.8	$9.7
Non-controlling interest	—	(0.1)
Interest expense	30.0	20.3
Income tax provision	3.7	2.9
Depreciation and amortization expense	43.5	41.6
EBITDA	80.0	74.4
Restructuring and integration costs	14.1	16.3
Share-based compensation expense	5.9	8.1
Acquisition transaction costs	—	0.1
Certain legal-related expense	0.4	0.7
Adjusted EBITDA	$100.4	$99.6
Adjusted EBITDA as a percentage of total revenue (adjusted EBITDA margin)	18.4%	17.9%

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions, except per share amounts)
(Unaudited)

ADJUSTED DILUTED EPS

By excluding the impact of non-cash items or items that may not be indicative of current period operating performance, management believes that adjusted diluted EPS provides useful comparable information to assist in analyzing the company's current and future operating performance. As such, adjusted diluted EPS is one of the key financial performance metrics used to assess the operating results and performance of the business and to identify strategies to improve performance. It is reasonable to expect that one or more of the excluded items will occur in future periods, but the amounts recognized may vary significantly. Management does not consider adjusted diluted EPS to be a substitute for GAAP performance measures, but believes that it is a useful performance measure that should be considered in addition to GAAP performance measures.

	Quarter Ended March 31,
	2023	2022
Net income	$2.8	$9.7
Non-controlling interest	—	(0.1)
Net income attributable to Deluxe	2.8	9.6
Acquisition amortization	21.3	23.9
Restructuring and integration costs	14.1	16.3
Share-based compensation expense	5.9	8.1
Acquisition transaction costs	—	0.1
Certain legal-related expense	0.4	0.7
Adjustments, pre-tax	41.7	49.1
Income tax provision impact of pretax adjustments(1)	(9.6)	(13.1)
Adjustments, net of tax	32.1	36.0
Adjusted net income attributable to Deluxe	34.9	45.6
Re-measurement of share-based awards classified as liabilities	—	(0.1)
Adjusted income attributable to Deluxe available to common shareholders	$34.9	$45.5

Weighted-average dilutive shares	43.7	43.2

GAAP Diluted EPS	$0.06	$0.22
Adjustments, net of tax	0.74	0.83
Adjusted Diluted EPS	$0.80	$1.05

(1) The tax effect of the pretax adjustments considers the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact that approximates the U.S. effective tax rate for each adjustment. However, the tax impact of certain adjustments, such as share-based compensation expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

COMPARABLE ADJUSTED REVENUE, COMPARABLE ADJUSTED EBITDA AND COMPARABLE ADJUSTED EBITDA MARGIN

Management views the measures of comparable adjusted revenue and comparable adjusted EBITDA, which exclude the impact of business exits, as important indicators when assessing and evaluating the performance of the business and when identifying strategies to improve performance. By excluding the impact of business exits, management is able to evaluate internally-generated revenue and adjusted EBITDA, measured by comparable results on a year-over-year basis. These measures are utilized by management to compare operational performance across fiscal periods when an acquisition or business exit occurs.

COMPARABLE ADJUSTED REVENUE

	Quarter Ended March 31,
	2023	2022
Total Company:
Total revenue	$545.4	$556.0
Business exits	—	(13.3)
Comparable adjusted revenue	$545.4	$542.7

Payments:
Total revenue	$172.0	$166.2

Data Solutions:
Total revenue	$58.6	$69.5
Business exits	—	(6.0)
Comparable adjusted revenue	$58.6	$63.5

Promotional Solutions:
Total revenue	$136.1	$133.2
Business exits	—	(7.3)
Comparable adjusted revenue	$136.1	$125.9

Checks:
Total revenue	$178.7	$187.1

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

COMPARABLE ADJUSTED EBITDA AND COMPARABLE ADJUSTED EBITDA MARGIN

	Quarter Ended March 31,
	2022	2021
Total Company:
Adjusted EBITDA	$100.4	$99.6
Business exits	—	(1.3)
Comparable adjusted EBITDA	$100.4	$98.3
Comparable adjusted EBITDA margin	18.4%	18.1%

Payments:
Adjusted EBITDA	$36.5	$36.4

Data Solutions:
Adjusted EBITDA	$15.3	$17.3
Business exits	—	(1.1)
Comparable adjusted EBITDA	$15.3	$16.2
Comparable adjusted EBITDA margin	26.1%	25.5%

Promotional Solutions:
Adjusted EBITDA	$18.8	$17.0
Business exits	—	(0.2)
Comparable adjusted EBITDA	$18.8	$16.8
Comparable adjusted EBITDA margin	13.8%	13.3%

Checks:
Adjusted EBITDA	$76.5	$82.8

Corporate:
Adjusted EBITDA	($46.7)	($53.9)

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(Unaudited)

COMPARABLE ADJUSTED REVENUE AND COMPARABLE
ADJUSTED EBITDA OUTLOOK

(in billions)	2023 Outlook	2022 Actual
Total revenue	$2.145 - $2.210	$2.238
Business exits	—	(0.063)
Comparable adjusted revenue	$2.145 - $2.210	$2.175
Comparable adjusted revenue growth %	(1%) - 2%

(in millions)
Adjusted EBITDA	$390 - $405	$418
Business exits	—	(19)
Comparable adjusted EBITDA	$390 - $405	$399
Comparable adjusted EBITDA growth %	(2%) - 2%

NET DEBT

Management believes that net debt is an important measure to monitor leverage and to evaluate the balance sheet. In calculating net debt, cash and cash equivalents are subtracted from total debt because they could be used to reduce the company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and cash equivalents, and therefore, may imply that management intends to use cash and cash equivalents to reduce outstanding debt. In addition, net debt suggests that our debt obligations are less than the most comparable GAAP measure indicates.

(in millions)	March 31, 2023	December 31, 2022
Total debt	$1,686.7	$1,644.2
Cash and cash equivalents	(24.6)	(40.4)
Net debt	$1,662.1	$1,603.8

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

FREE CASH FLOW

Management defines free cash flow as net cash provided by operating activities less purchases of capital assets. Management believes that free cash flow is an important indicator of cash available for debt service and for shareholders, after making capital investments to maintain or expand the company’s asset base. A limitation of using the free cash flow measure is that not all of the company’s free cash flow is available for discretionary spending, as the company may have mandatory debt payments and other cash requirements that must be deducted from its cash available for future use. Free cash flow is not a substitute for GAAP liquidity measures. Instead, management believes that this measurement provides an additional metric to compare cash generated by operations on a consistent basis and to provide insight into the cash flow available to fund items such as dividends, mandatory and discretionary debt reduction, acquisitions or other strategic investments, and share repurchases.

	Quarter Ended March 31,
	2023	2022
Net cash (used) provided by operating activities	($6.7)	$34.3
Purchases of capital assets	(25.5)	(20.8)
Free cash flow	($32.2)	$13.5

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